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                                                                 EXHIBIT 10 (xv)

                              September 30, 1995


Mr. Larry D. Striplin, Jr.
Chairman
Circle "9" Industries, Inc.
411 regency Crown
1200 Beacon Parkway, East
Birmingham, Alabama

     Re:  Agreement of Employment dated as of January 2,
          1990 between Circle "S" Industries, Inc. (the "Company") and Larry D. Striplin, Jr., as amended by Amendment No. 1, effective as of May 1, 1995 (as amended, the "Agreement")
          ----------------------------------------------------------

Dear Larry:

          This letter is to confirm our understanding and agreement regarding an amendment to the Agreement (as defined above) that is to become effective immediately prior to the closing (the "Closing") under the Agreement and Plan of Acquisition dated as of September 14, 1995 by and among the Company, Kulicke and Soffa Industries, Inc., Kulicke and Soffa Acquisition Corporation and certain stockholders of the Company (the "Acquisition Agreement").

          In compliance with Section 5.2(g) of the Acquisition Agreement, immediately prior to the closing, the Agreement shall be further amended by the addition of a new Section 25 that shall read in its entirety as follows:

               "25. Post-Acquisition. Notwithstanding anything to the contrary herein, from and after the closing under the Agreement and Plan of Acquisition dated as of September 14, 1995 (the "Acquisition agreement") by and among the Company, Kulicke and Soffa Industries, Inc. ("K&S"), Kulicke and Soffa Acquisition Corporation and certain stockholders of the Company,
     (a) Employee shall cease to be an employee of the Company and shall not serve as an officer, director or employee of the Company or any of its affiliates (except as

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Mr Larry D. Striplin, Jr.
September 30, 1995
Page 2

     contemplated in Section 6.5 of the Acquisition Agreement or as may otherwise expressly be agreed to in writing by K&S) and (b) neither the Company nor any of its affiliates shall have any further obligation or liability to Employee pursuant to this Agreement (including, without limitation, with respect to compensation, benefits and vacation) other than provided in Section 6 hereof regarding annual payments of $200,000. Employee acknowledges that this Agreement and the Acquisition Agreement contain provisions regarding confidentiality and non-competition which may, in certain respects, differ in scope. Nevertheless, the Company (and K&S) shall be entitled to enforce these provisions independently; neither of these provisions shall in any way be read or construed to limit the scope of the other."

          The Agreement, as amended hereby, is ratified and confirmed in all respects.

          If you are in agreement with the foregoing, please execute the enclosed copy of this letter, whereupon we shall be mutually legally bound under the Alabama law.

                                             Very truly yours,

                                             CIRCLE "S" INDUSTRIES, INC.


                                             By:  /s/ Charles A. Morello
                                                 -----------------------
                                                 Charles A. Morello
                                                 Treasurer and Chief Financial
                                                   Officer

ACKNOWLEDGED AND AGREED:

/s/ Larry D. Striplin, Jr.
--------------------------
Larry D. Striplin, Jr.


Dated: September 30, 1995